Exhibit 99.1
T-3 Energy Services, Inc. to Present at the Lehman Brothers CEO Energy Conference
HOUSTON, TEXAS, (PRIMEZONE WIRE) – August 28, 2008. T-3 Energy Services, Inc. (“T-3 Energy”) (NASDAQ:TTES – News) announced today that Chairman and Chief Executive Officer, Gus D. Halas, will present at the Lehman Brothers CEO Energy Conference in New York on Wednesday, September 3, 2008 at 3:45 p.m. Eastern Time.
A live audio webcast of the presentation and a replay can be accessed by visiting the Investor Relations section of T-3 Energy’s website at www.t3energyservices.com.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas.

Contact:	James M. Mitchell
Senior Vice President and Chief Financial Officer
713-996-4110